Exhibit 99.1

BRADLEY PHARMACEUTICALS FILES LAWSUIT AGAINST DPT LAKEWOOD, INC.

Fairfield, NJ - February 25, 2003 - BRADLEY PHARMACEUTICALS, INC. (NASDAQ: BPRX) today announced that it filed a patent infringement, breach of confidentiality agreement and misappropriation of trade secrets action against DPT Lakewood, Inc., a wholly owned subsidiary of DPT Laboratories Ltd.

In its complaint filed today in the United States District Court for the District of New Jersey, Bradley alleges that DPT breached a confidentiality agreement with Bradley and misappropriated Bradley’s trade secrets relating to Carmol(R) 40 Cream, Bradley’s 40% urea cream. In the complaint, Bradley further alleges that DPT is infringing Bradley’s composition patent for dermatological products comprised of 40% urea. During 1999, Bradley had provided, in accordance with a confidentiality agreement entered into for the possible manufacture of Bradley’s Carmol(R) 40 Cream, substantial trade secret information to a company since acquired by DPT, including processing methods and formulations essential to the manufacture of Carmol(R) 40 Cream.

DPT currently manufactures a 40% urea cream for Dermik Laboratories and Aventis Pharmaceuticals. Bradley recently filed a patent infringement lawsuit against Dermik and Aventis alleging that the marketing and sale by Dermik and Aventis of their 40% urea cream infringes three of Bradley’s patents, a composition patent for dermatological products comprised of 40% urea and two methodology patents for the therapeutic use of urea-based products.

In addition to a judicial determination that DPT infringed Bradley’s proprietary patent, Bradley is seeking triple monetary damages for willful infringement, disgorgement of all profits resulting from the infringement of Bradley’s patent, punitive and other appropriate damages for DPT’s misappropriation of Bradley’s trade secrets and preliminary and permanent injunctions enjoining DPT from manufacturing any urea or other product that infringes on Bradley’s patents.

Bradley Pharmaceuticals’ President and CEO, Daniel Glassman, stated, “Bradley remains committed to vigorously protecting the integrity, validity and enforceability of the Company’s intellectual property and proprietary patents to the fullest extent permitted by law. In addition, Bradley will commit the full extent of its marketing and sales resources, including its greatly expanded sales force, to reinforce and strengthen its relations with the dermatology and podiatry communities.”

Except for historical and factual information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates and predictions of future financial performance. All forward-looking statements are based on assumptions made by Bradley based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. These statements are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control, including Bradley’s ability to maintain Carmol(R) sales and the outcome of related pending litigation, effectively purchase or integrate new products into its portfolio or effectively react to other risks described from time to time in Bradley’s SEC filings. Further, Bradley cannot predict the impact on its business of any future approvals of generic versions of its products or of other competing products. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Bradley Pharmaceuticals, Inc., is a specialty pharmaceutical company marketing prescription niche therapies to highly targeted physician audiences in the United States and in 34 international markets. Dermatology brands are delivered by the Doak Dermatologics subsidiary and the Kenwood Therapeutics division provides gastroenterology, nutritional and respiratory therapies. Following the strategy Acquire, Enhance, Grow, the company has achieved success by acquiring and managing the life cycle of brands that fill unmet needs.